Exhibit 99.1

Federated Hermes, Inc. reports fourth quarter and full-year 2021 earnings
•Q4 2021 earnings per diluted share of $0.71; full-year 2021 EPS of $2.75
•Total assets under management reach a record $668.9 billion
•Long-term assets reach a record $221.0 billion
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 27, 2022) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) for Q4 2021 of $0.71, compared to $0.93 for the same quarter last year, on net income of $68.6 million for Q4 2021, compared to $95.2 million for Q4 2020. Full-year 2021 EPS was $2.75, compared to $3.23 for 2020 on net income of $270.3 million for 2021, compared to $326.4 million for 2020. As reported for Q2 2021, Federated Hermes' results include a $14.5 million noncash U.K. tax expense, which had an $0.11 per diluted share impact for 2021.
Federated Hermes' total managed assets were a record $668.9 billion at Dec. 31, 2021, up $49.5 billion or 8% from $619.4 billion at Dec. 31, 2020 and up $34.8 billion or 5% from $634.1 billion at Sept. 30, 2021. Average managed assets for Q4 2021 were $640.4 billion, up $29.9 billion or 5% from $610.5 billion reported for Q4 2020 and up $7.3 billion or 1% from $633.1 billion reported for Q3 2021.
"Federated Hermes' record assets at year-end 2021 were driven by fourth-quarter money market asset increases, market gains in long-term assets and our highest-ever annual net sales of $9 billion in long-term products," said J. Christopher Donahue, president and chief executive officer. "As a result of the historical low interest rates during the year, we derived 80% of our 2021 revenue from the diverse range of our actively managed strategies that comprise long-term categories—equity, fixed income, alternative/private markets and multi-asset."
Federated Hermes' board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Feb. 15, 2022 to shareholders of record as of Feb. 8, 2022. During Q4 2021, Federated Hermes purchased 4,054,119 shares of Federated Hermes class B common stock for $145.2 million, bringing the total shares of Class B common stock purchased in 2021 to 7,145,838 shares for $239.7 million.
Federated Hermes' equity assets were $96.7 billion at Dec. 31, 2021, up $4.9 billion or 5% from $91.8 billion at Dec. 31, 2020 and down $0.7 billion or 1% from $97.4 billion at Sept. 30, 2021. Top-selling equity funds on a net basis during Q4 2021 were Federated Hermes Global Emerging Markets SMID Equity Fund, Federated Hermes U.S. SMID Equity Fund, Federated Hermes Global Equity ESG Fund, Federated Hermes Impact Opportunities Equity Fund and Federated Hermes MDT All Cap Core Fund.
Federated Hermes' fixed-income assets were a record $97.6 billion at Dec. 31, 2021, up $13.3 billion or 16% from $84.3 billion at Dec. 31, 2020 and up $0.4 billion from $97.2 billion at Sept. 30, 2021. Top-selling fixed-income funds on a net basis during Q4 2021 were Federated Hermes SDG Engagement High Yield Credit Fund (UCITS), Federated Hermes Strategic Income Fund, Federated Hermes Municipal Ultrashort Fund, Federated Hermes Government Ultrashort Fund and Federated Hermes Inflation Protected Securities Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q4 and full-year 2021 earnings	Page 2 of 13
Federated Hermes' alternative/private markets assets were a record $22.9 billion at Dec. 31, 2021, up $3.8 billion or 20% from $19.1 billion at Dec. 31, 2020 and up $0.8 billion or 4% from $22.1 billion at Sept. 30, 2021.
Federated Hermes' money market assets were $447.9 billion at Dec. 31, 2021, up $27.6 billion or 7% from $420.3 billion at Dec. 31, 2020 and up $34.2 billion or 8% from $413.7 billion at Sept. 30, 2021. Money market mutual fund assets were $312.8 billion at Dec. 31, 2021, up $10.9 billion or 4% from $301.9 billion at Dec. 31, 2020 and up $20.5 billion or 7% from $292.3 billion at Sept. 30, 2021. Federated Hermes' money market separate account assets were a record $135.1 billion at Dec. 31, 2021, up $16.6 billion or 14% from $118.5 billion at Dec. 31, 2020 and up $13.7 billion or 11% from $121.4 billion at Sept. 30, 2021.
Financial Summary
Q4 2021 vs. Q4 2020
Revenue decreased $42.3 million or 12% primarily due to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers), a decrease in performance fees and lower average money market assets. These decreases were partially offset by an increase in revenue due to higher average long-term assets. For further information on fee waivers, see "Impact of voluntary yield-related fee waivers," below.
During Q4 2021, Federated Hermes derived 81% of its revenue from long-term assets (52% from equity assets, 19% from fixed-income assets and 10% from alternative/private markets and multi-asset), 17% from money market assets, and 2% from sources other than managed assets.
Operating expenses decreased $16.1 million or 6% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers and lower incentive compensation and related expenses.
Nonoperating income (expenses), net decreased $11.6 million or 79% primarily due to a larger increase in the market value of investments in Q4 2020 compared to Q4 2021.
Q4 2021 vs. Q3 2021
Revenue decreased $4.9 million or 2% primarily due to lower average equity assets.
Operating expenses increased by $4.9 million or 2% primarily due to an increase in advertising and promotional expenses and other expenses, partially offset by lower incentive compensation and related expenses.
Nonoperating income (expenses), net increased $4.8 million or 274% primarily due to a larger increase in the market value of investments in Q4 2021 compared to Q3 2021.
2021 vs. 2020
Revenue decreased $147.8 million or 10% primarily due to an increase in voluntary yield-related fee waivers and a decrease in revenue from lower average money market assets. These decreases were partially offset by an increase in revenue due to higher average long-term assets.
During 2021, Federated Hermes derived 80% of its revenue from long-term assets (52% from equity assets, 18% from fixed-income assets and 10% from alternative/private markets and multi-asset), 19% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased by $95.9 million or 9% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.

Federated Hermes reports Q4 and full-year 2021 earnings	Page 3 of 13
Nonoperating income (expenses), net decreased $17.9 million or 64% primarily due to a larger increase in the market value of investments in 2020 compared to 2021 and a gain recorded in 2020 from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Impact of voluntary yield-related fee waivers
For Q4 2021 and full-year 2021, voluntary yield-related fee waivers totaled $110.1 million and $420.3 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $72.3 million and $277.2 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $37.8 million and $143.2 million, respectively. During the three and 12 months ended Dec. 31, 2020, voluntary yield-related fee waivers totaled $56.1 million and $113.0 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $47.4 million and $98.4 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $8.7 million and $14.6 million for the three and 12 months ended Dec. 31, 2020, respectively.
Short-term interest rates remained near historic lows during Q4 2021 as technical factors at the front end of the yield curve kept yields on short-term government securities—including repurchase agreements and Treasury bills—just above zero. Market expectations are that the central bank will raise interest rates multiple times in 2022, starting in March. Higher yields in 2022 will lower the impact of voluntary yield-related fee waivers. The net negative impact on pre-tax income from voluntary yield-related fee waivers on money market mutual funds and certain separate accounts may be approximately $22 million during Q1 2022. Assuming an increase in interest rates of 25 basis points by the Federal Reserve in March 2022, the Q1 estimated $22 million of net negative impact on pre-tax income from voluntary yield-related waivers is expected to be reduced by approximately 90% for Q2. The amount of voluntary yield-related fee waivers can vary based on a number of factors, including, among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and level of voluntary yield-related fee waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Jan. 28, 2022. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Jan. 28, 2022. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 44043. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $668.9 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. At Federated Hermes, responsibility is central to our client relationships, our long-term perspective and our fiduciary mindset. It’s part of our heritage and the foundation of our future.

Federated Hermes reports Q4 and full-year 2021 earnings	Page 4 of 13
Headquartered in Pittsburgh, Federated Hermes has nearly 2,000 employees in London, New York, Boston and offices worldwide. Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 10% of money market fund managers and the top 10% of fixed-income fund managers2. Federated Hermes also ranks as the 10th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) As of Dec. 31, 2021
2) ISS Market Intelligence (SIMFUND), Dec. 31, 2021. Based on assets under management in U.S. open-end funds.
3) Money Management Institute/Cerulli Associates, Q3 2021.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP (HGPE), each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates, and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q4 and full-year 2021 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2020 to Q4 2021	Quarter Ended	% Change Q3 2021 to Q4 2021
	Dec. 31, 2021	Dec. 31, 2020		Sept. 30, 2021
Revenue
Investment advisory fees, net	$223,796	$265,593	(16)%	$230,210	(3)%
Administrative service fees, net	77,734	79,192	(2)	76,853	1
Other service fees, net	20,115	19,133	5	19,526	3
Total Revenue	321,645	363,918	(12)	326,589	(2)

Operating Expenses
Compensation and related	124,107	138,296	(10)	131,996	(6)
Distribution	39,894	59,419	(33)	38,486	4
Systems and communications	19,343	18,518	4	18,537	4
Professional service fees	16,279	13,961	17	14,294	14
Office and occupancy	11,215	6,436	74	11,036	2
Advertising and promotional	9,493	4,853	96	4,660	104
Travel and related	2,499	540	363	1,643	52
Other	10,232	7,120	44	7,535	36
Total Operating Expenses	233,062	249,143	(6)	228,187	2
Operating Income	88,583	114,775	(23)	98,402	(10)

Nonoperating Income (Expenses)
Investment income (loss), net	3,257	15,175	(79)	42	NM
Debt expense	(472)	(468)	1	(476)	(1)
Other, net	258	(27)	NM	(1,319)	120
Total Nonoperating Income (Expenses), net	3,043	14,680	(79)	(1,753)	274
Income before income taxes	91,626	129,455	(29)	96,649	(5)
Income tax provision	20,629	28,183	(27)	23,163	(11)
Net income including the noncontrolling interests in subsidiaries	70,997	101,272	(30)	73,486	(3)
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,434	6,104	(60)	2,124	15
Net Income	$68,563	$95,168	(28)%	$71,362	(4)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.71	$0.94	(24)%	$0.73	(3)%
Diluted	$0.71	$0.93	(24)%	$0.73	(3)%
Weighted-Average Shares Outstanding
Basic and diluted	91,924	95,504		93,320
Dividends Declared Per Share	$0.27	$1.27		$0.27
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.9 million, $5.0 million and $3.0 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Dec. 31, 2021, Dec. 31, 2020 and Sept. 30, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q4 and full-year 2021 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2021	Dec. 31, 2020	% Change
Revenue
Investment advisory fees, net	$915,984	$1,011,467	(9)%
Administrative service fees, net—affiliates	306,639	318,152	(4)
Other service fees, net	77,824	118,649	(34)
Total Revenue	1,300,447	1,448,268	(10)

Operating Expenses
Compensation and related	532,492	503,400	6
Distribution	160,884	318,343	(49)
Systems and communications	75,429	64,698	17
Professional service fees	60,331	55,123	9
Office and occupancy	44,573	38,975	14
Advertising and promotional	21,600	15,834	36
Travel and related	5,337	4,566	17
Other	33,529	29,178	15
Total Operating Expenses	934,175	1,030,117	(9)
Operating Income	366,272	418,151	(12)

Nonoperating Income (Expenses)
Investment income (loss), net	12,703	22,186	(43)
Debt expense	(1,785)	(2,678)	(33)
Other, net	(900)	8,398	(111)
Total Nonoperating Income (Expenses), net	10,018	27,906	(64)
Income before income taxes	376,290	446,057	(16)
Income tax provision	103,982	110,035	(6)
Net income including the noncontrolling interests in subsidiaries	272,308	336,022	(19)
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,015	9,658	(79)
Net Income	$270,293	$326,364	(17)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$2.77	$3.25	(15)%
Diluted	$2.75	$3.23	(15)%
Weighted-Average Shares Outstanding
Basic and diluted	93,597	96,419
Dividends Declared Per Share	$1.08	$2.08
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $11.3 million and $12.8 million available to unvested restricted Federated Hermes shareholders for the years ended Dec. 31, 2021 and Dec. 31, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

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Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2021	Dec. 31, 2020
Assets
Cash and other investments	$426,674	$438,771
Other current assets	132,773	136,572
Intangible assets, net, including goodwill	1,270,080	1,282,020
Other long-term assets	188,660	203,476
Total Assets	$2,018,187	$2,060,839

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$270,707	$265,446
Long-term debt	223,350	75,000
Other long-term liabilities	346,911	346,409
Redeemable noncontrolling interests	63,202	236,987
Equity excluding treasury stock	1,652,481	1,461,728
Treasury stock	(538,464)	(324,731)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,018,187	$2,060,839

Federated Hermes reports Q4 and full-year 2021 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2021	Sept. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Equity
Beginning assets	$97,425	$100,506	$80,405	$91,788	$89,011
Sales[1]	4,371	4,332	5,618	21,829	20,463
Redemptions[1]	(7,106)	(5,707)	(6,047)	(26,761)	(26,721)
Net sales (redemptions)[1]	(2,735)	(1,375)	(429)	(4,932)	(6,258)
Net exchanges	(2)	3	(8)	41	(70)
Acquisitions/(dispositions)	0	408	0	408	(71)
Impact of foreign exchange[2]	(162)	(510)	946	(1,096)	1,195
Market gains and (losses)[3]	2,190	(1,607)	10,874	10,507	7,981
Ending assets	$96,716	$97,425	$91,788	$96,716	$91,788

Fixed Income
Beginning assets	$97,226	$90,801	$79,546	$84,277	$69,023
Sales[1]	7,920	12,935	9,046	42,626	37,283
Redemptions[1]	(7,438)	(6,604)	(6,046)	(29,744)	(26,138)
Net sales (redemptions)[1]	482	6,331	3,000	12,882	11,145
Net exchanges	(23)	(7)	(10)	(81)	(15)
Acquisitions/(dispositions)	0	17	0	17	(1)
Impact of foreign exchange[2]	(9)	(89)	181	(133)	190
Market gains and (losses)[3]	(126)	173	1,560	588	3,935
Ending assets	$97,550	$97,226	$84,277	$97,550	$84,277

Alternative / Private Markets
Beginning assets[4]	$22,064	$20,962	$18,146	$19,084	$18,102
Sales[1]	1,696	1,319	574	4,823	2,840
Redemptions[1]	(1,460)	(533)	(661)	(3,170)	(2,615)
Net sales (redemptions)[1]	236	786	(87)	1,653	225
Net exchanges	0	0	(3)	(2)	(4)
Acquisitions/(dispositions)	0	81	0	81	452
Impact of foreign exchange[2]	107	(554)	1,061	(254)	615
Market gains and (losses)[3]	513	789	(33)	2,358	(306)
Ending assets	$22,920	$22,064	$19,084	$22,920	$19,084

Multi-asset
Beginning assets	$3,692	$3,699	$3,737	$3,948	$4,199
Sales[1]	75	71	50	301	241
Redemptions[1]	(119)	(103)	(166)	(936)	(724)
Net sales (redemptions)[1]	(44)	(32)	(116)	(635)	(483)
Net exchanges	14	9	3	42	(20)
Acquisitions/(dispositions)	0	54	0	54	0
Impact of foreign exchange[2]	0	0	0	(1)	1
Market gains and (losses)[3]	118	(38)	324	372	251
Ending assets	$3,780	$3,692	$3,948	$3,780	$3,948

Total Long-term Assets
Beginning assets[4]	$220,407	$215,968	$181,834	$199,097	$180,335
Sales[1]	14,062	18,657	15,288	69,579	60,827
Redemptions[1]	(16,123)	(12,947)	(12,920)	(60,611)	(56,198)
Net sales (redemptions)[1]	(2,061)	5,710	2,368	8,968	4,629
Net exchanges	(11)	5	(18)	0	(109)
Acquisitions/(dispositions)	0	560	0	560	380
Impact of foreign exchange[2]	(64)	(1,153)	2,188	(1,484)	2,001
Market gains and (losses)[3]	2,695	(683)	12,725	13,825	11,861
Ending assets	$220,966	$220,407	$199,097	$220,966	$199,097
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) The beginning assets for the year ended December 31, 2020 include $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$58,218	$39,207	$60,262	$36,964	$14,299	$7,765	$3,518	$174	$136,297	$84,110
Sales	2,507	1,864	6,138	1,782	1,374	322	75	0	10,094	3,968
Redemptions	(4,198)	(2,908)	(6,468)	(970)	(1,174)	(286)	(115)	(4)	(11,955)	(4,168)
Net sales (redemptions)	(1,691)	(1,044)	(330)	812	200	36	(40)	(4)	(1,861)	(200)
Net exchanges	(2)	0	(23)	0	0	0	14	0	(11)	0
Impact of foreign exchange[2]	(59)	(103)	0	(9)	63	44	0	0	4	(68)
Market gains and (losses)[3]	570	1,620	(47)	(79)	226	287	116	2	865	1,830
Ending assets	$57,036	$39,680	$59,862	$37,688	$14,788	$8,132	$3,608	$172	$135,294	$85,672

	Year Ended
	Dec. 31, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$54,312	$37,476	$53,557	$30,720	$12,100	$6,984	$3,744	$204	$123,713	$75,384
Sales	14,265	7,564	30,862	11,764	3,699	1,124	299	2	49,125	20,454
Redemptions	(15,915)	(10,846)	(24,902)	(4,842)	(2,657)	(513)	(894)	(42)	(44,368)	(16,243)
Net sales (redemptions)	(1,650)	(3,282)	5,960	6,922	1,042	611	(595)	(40)	4,757	4,211
Net exchanges	(362)	403	(33)	(48)	(2)	0	41	1	(356)	356
Acquisitions/(dispositions)	408	0	17	0	81	0	54	0	560	0
Impact of foreign exchange[2]	(522)	(574)	(90)	(43)	(162)	(92)	0	(1)	(774)	(710)
Market gains and (losses)[3]	4,850	5,657	451	137	1,729	629	364	8	7,394	6,431
Ending assets	$57,036	$39,680	$59,862	$37,688	$14,788	$8,132	$3,608	$172	$135,294	$85,672
1)    Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2021	Sept. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020

Total Fund Assets
Beginning assets[5]	$136,297	$135,161	$110,811	$123,713	$107,724
Sales	10,094	11,139	12,204	49,125	46,401
Redemptions	(11,955)	(9,702)	(9,020)	(44,368)	(40,974)
Net sales (redemptions)	(1,861)	1,437	3,184	4,757	5,427
Net exchanges	(11)	55	(18)	(356)	(103)
Acquisitions/(dispositions)	0	560	0	560	0
Impact of foreign exchange[1]	4	(699)	1,258	(774)	1,038
Market gains and (losses)[2]	865	(217)	8,478	7,394	9,627
Ending assets	$135,294	$136,297	$123,713	$135,294	$123,713

Total Separate Accounts Assets[3]
Beginning assets	$84,110	$80,807	$71,023	$75,384	$72,611
Sales[4]	3,968	7,518	3,084	20,454	14,426
Redemptions[4]	(4,168)	(3,245)	(3,900)	(16,243)	(15,224)
Net sales (redemptions)[4]	(200)	4,273	(816)	4,211	(798)
Net exchanges	0	(50)	0	356	(6)
Acquisitions/(dispositions)	0	0	0	0	380
Impact of foreign exchange[1]	(68)	(454)	930	(710)	963
Market gains and (losses)[2]	1,830	(466)	4,247	6,431	2,234
Ending assets	$85,672	$84,110	$75,384	$85,672	$75,384

Total Long-term Assets[3]
Beginning assets[5]	$220,407	$215,968	$181,834	$199,097	$180,335
Sales[4]	14,062	18,657	15,288	69,579	60,827
Redemptions[4]	(16,123)	(12,947)	(12,920)	(60,611)	(56,198)
Net sales (redemptions)[4]	(2,061)	5,710	2,368	8,968	4,629
Net exchanges	(11)	5	(18)	0	(109)
Acquisitions/(dispositions)	0	560	0	560	380
Impact of foreign exchange[1]	(64)	(1,153)	2,188	(1,484)	2,001
Market gains and (losses)[2]	2,695	(683)	12,725	13,825	11,861
Ending assets	$220,966	$220,407	$199,097	$220,966	$199,097
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
5) The beginning assets for the year ended December 31, 2020 includes $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.

Federated Hermes reports Q4 and full-year 2021 earnings	Page 11 of 13

Unaudited Managed Assets (in millions)	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
By Asset Class
Equity	$96,716	$97,425	$100,506	$96,170	$91,788
Fixed-income	97,550	97,226	90,801	86,464	84,277
Alternative / private markets	22,920	22,064	20,962	19,301	19,084
Multi-asset	3,780	3,692	3,699	3,981	3,948
Total long-term assets	220,966	220,407	215,968	205,916	199,097
Money market	447,907	413,713	429,804	419,080	420,333
Total Managed Assets	$668,873	$634,120	$645,772	$624,996	$619,430

By Product Type
Funds:
Equity	$57,036	$58,218	$59,933	$56,767	$54,312
Fixed-income	59,862	60,262	58,486	55,581	53,557
Alternative / private markets	14,788	14,299	13,225	12,231	12,100
Multi-asset	3,608	3,518	3,517	3,797	3,744
Total long-term assets	135,294	136,297	135,161	128,376	123,713
Money market	312,834	292,311	301,971	297,182	301,855
Total Fund Assets	$448,128	$428,608	$437,132	$425,558	$425,568
Separate Accounts:
Equity	$39,680	$39,207	$40,573	$39,403	$37,476
Fixed-income	37,688	36,964	32,315	30,883	30,720
Alternative / private markets	8,132	7,765	7,737	7,070	6,984
Multi-asset	172	174	182	184	204
Total long-term assets	85,672	84,110	80,807	77,540	75,384
Money market	135,073	121,402	127,833	121,898	118,478
Total Separate Account Assets	$220,745	$205,512	$208,640	$199,438	$193,862
Total Managed Assets	$668,873	$634,120	$645,772	$624,996	$619,430

Federated Hermes reports Q4 and full-year 2021 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
By Asset Class
Equity	$97,751	$100,076	$99,165	$95,167	$85,572
Fixed-income	97,229	93,685	88,405	86,939	82,144
Alternative / private markets	22,243	21,446	20,047	19,278	18,549
Multi-asset	3,763	3,713	4,067	3,974	3,831
Total long-term assets	220,986	218,920	211,684	205,358	190,096
Money market	419,392	414,141	427,993	412,720	420,436
Total Avg. Managed Assets	$640,378	$633,061	$639,677	$618,078	$610,532
By Product Type
Funds:
Equity	$58,290	$59,918	$58,662	$56,832	$50,022
Fixed-income	60,339	59,618	57,006	55,416	51,934
Alternative / private markets	14,419	13,704	12,703	12,239	11,670
Multi-asset	3,590	3,533	3,880	3,783	3,634
Total long-term assets	136,638	136,773	132,251	128,270	117,260
Money market	294,618	289,566	301,990	288,403	311,769
Total Avg. Fund Assets	$431,256	$426,339	$434,241	$416,673	$429,029
Separate Accounts:
Equity	$39,461	$40,158	$40,503	$38,335	$35,550
Fixed-income	36,890	34,067	31,399	31,523	30,210
Alternative / private markets	7,824	7,742	7,344	7,039	6,879
Multi-asset	173	180	187	191	197
Total long-term assets	84,348	82,147	79,433	77,088	72,836
Money market	124,774	124,575	126,003	124,317	108,667
Total Avg. Separate Account Assets	$209,122	$206,722	$205,436	$201,405	$181,503
Total Avg. Managed Assets	$640,378	$633,061	$639,677	$618,078	$610,532

Federated Hermes reports Q4 and full-year 2021 earnings	Page 13 of 13

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2021	Dec. 31, 2020
By Asset Class
Equity	$98,040	$80,591
Fixed-income	91,564	74,403
Alternative / private markets[1]	20,754	18,206
Multi-asset	3,879	3,813
Total long-term assets	214,237	177,013
Money market	418,562	436,895
Total Avg. Managed Assets	$632,799	$613,908
By Product Type
Funds:
Equity	$58,426	$45,585
Fixed-income	58,095	46,899
Alternative / private markets[1]	13,266	11,424
Multi-asset	3,696	3,622
Total long-term assets	133,483	107,530
Money market	293,644	324,490
Total Avg. Fund Assets	$427,127	$432,020
Separate Accounts:
Equity	$39,614	$35,006
Fixed-income	33,469	27,504
Alternative / private markets	7,488	6,782
Multi-asset	183	191
Total long-term assets	80,754	69,483
Money market	124,918	112,405
Total Avg. Separate Account Assets	$205,672	$181,888
Total Avg. Managed Assets	$632,799	$613,908
1)    The average balance at Dec. 31, 2020 includes $8.2 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.